August 9, 2004 The World Leader in Serving Science

This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Fisher's and Apogent's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks, uncertainties and assumptions include (1) the possibility that the companies may be unable to obtain stockholder or regulatory approvals required for the merger; (2) problems may arise in successfully integrating the businesses of the two companies; (3) the acquisition may involve unexpected costs; (4) the combined company may be unable to achieve cost-cutting synergies; (5) the businesses may suffer as a result of uncertainty surrounding the acquisition; and (6) the industry may be subject to future regulatory or legislative actions and other risks that are described in Securities and Exchange Commission (SEC) reports filed by Fisher and Apogent. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Fisher and Apogent. Fisher and Apogent assume no obligation and expressly disclaim any duty to update information contained in this news release except as required by law. Please refer to the supplementary information table on our website at www.fisherscientific.com under "Investor Presentation" for a reconciliation of the adjusted amounts to the generally accepted accounting principles. Safe Harbor and Regulation G Statement

Investment Highlights Favorable market dynamics Powerful channel position Proven track record Significant upside opportunities Strong earnings and cash flow growth

2004 Pro forma - $5.3 Billion* Scientific Research 0.74 Clinical Lab 0.23 BioPharma Production 0.03 Fisher Scientific - Revenues by Market * Pro forma for Apogent transaction A market leader

Favorable Market Dynamics - Scientific Research Global market - $20 Billion R&D spending growth Pressure on drug development costs Consolidation Long-term growth rate: 5 - 8% Sources: Laboratory Products Association, SDI Inc., SAI, and management estimates. Scientific Research 0.74 Clinical Lab 0.23 BioPharma Production 0.03

Customers: Pharma / biotech Universities / medical research Food and agriculture Industrial Government Products and Services: Lab consumable supplies Reagents / biochemicals Lab workstations and equipment Pharma services Broad portfolio of products and services Scientific Research Market

Global market* - $5+ billion Increased number of biotech drugs Concern about contamination Long-term growth rate: 15 - 25% *Includes: bioreactors, containers, serum and media, process liquids, chromatography and filtration products and other supplies. Sources: Global Industry Analysts (GIA),Thomas Weisel, UBS Deutsche Bank and Fisher management estimates. Scientific Research 0.74 Clinical Lab 0.23 BioPharma Production 0.05 Favorable Market Dynamics - Biopharma Production Biopharma Production 3%

Customers: Biotech drug companies Pharmaceutical companies Products and Services: Serum and media Disposable bioprocess containers Reagents / chemicals Microbiological tests General lab supplies Extending footprint into bioproduction Biopharma Production Market

Favorable Market Dynamics - Clinical Lab U.S. market - $10 billion Aging population Growth of specialized testing Long-term growth rate: 4 - 5% Sources: Freedonia Group and management estimates. Scientific Research 0.74 Clinical Lab 0.23 BioPharma Production 0.03 Clinical Lab 23%

Customers: Hospitals Reference labs Physician office labs Products and Services: Lab consumable supplies Rapid test kits Microbiology products Instruments Clinical lab specialist Clinical Lab Market

Broad product and service offering Globally integrated supply chain Extensive sales and marketing footprint Proven acquisition capabilities Fisher's Competitive Advantage Critical elements of success

Broad Product and Service Offering Competitive Advantage * Pro forma for the Apogent transaction. 80% consumable One-stop shop Customer/product diversification Comprehensive proprietary portfolio 2001 2002 2003 2004PF* East 1.1 1.3 1.6 3.2 Proprietary Product Sales ($ in billions) 2001 2002 2003 2004F* East 0.4 0.4 0.45 0.6 % of total sales

Competitive Advantage Effective supply chain solutions Enhanced capabilities for global customers Global sourcing capability State-of-the-art systems Globally Integrated Supply Chain

Extensive Global Sales and Marketing Footprint Technical support Supply chain solutions 1,200 customer service reps 1,500 sales generalists 800 technical specialists Competitive Advantage Unmatched sales and marketing footprint

Strong Acquisition Track Record Enhanced market position Competitive Advantage Product companies (19 acquisitions) Domestic International Distribution companies (18 acquisitions) Domestic International

Powerful Channel Position Serving 350,000 customers in 145 countries 6,000 suppliers Scientific research customers Clinical lab customers Fisher brand products

Sales and marketing New product development Strong Platform for Future Growth Pursue Strategic Acquisitions Acquisition-related synergies Enhance product mix Earnings growth Working capital Capital expenditures Life science Pharma services Other consolidation opportunities Increase Cash Flow Enhance Margins Accelerate Revenue Growth

Leverage Sales and Marketing Footprint Sales generalists Accelerate Revenue Growth Current State Future State Technical specialists Customer service reps Application specialists Technical support Supply chain solutions Sales generalists Customer service reps Technical specialists

Accelerate Revenue Growth New Product Development Serum free media Disposable bioprocess containers Oligos for antisense drugs RNAi Pathway probes

Enhance Margins Apogent Merger Synergies Rationalize manufacturing operations $50 Consolidate administrative functions 25 Reduce distribution and logistics expense 25 Savings ($ in millions) $100 Total synergies

Enhance Margins Increase mix of proprietary products Improve International and Healthcare margins Drive operating efficiency Fixed cost leverage Increasing profitability

1998 1999 2000 2001 2002 2003* 6 MOS 2004* East 0.131 0.112 0.093 0.091 0.086 0.077 0.074 As a Percentage of Sales Increase Cash Flow Reduced Investment in Working Capital * 2003 excludes impact of Perbio acqusition and 2004 excludes impact of Perbio, Oxoid and Dharmacon acquisitions. Note: Working capital is defined as the average balance of the last four quarters of receivables plus inventories less accounts payable.

Pursue Strategic Acquisitions Life science market Pharma services Other consolidation opportunities

Sales Growth ($ in Billions) 2000 2001 2002 2003 2004F* 2005F* * Midpoint of management estimates. Sales exclude the impact of foreign exchange. CAGR: 16%

Earnings Per Share Growth *Midpoint of management estimates and excludes goodwill amortization, restructuring and nonrecurring expenses. 2000 2001 2002 2003 2004F* 2005F* CAGR: 24% 2000 2001 2002 2003 2004F 2005F East 0.068 0.073 0.075 0.078 0.1 0.134 Operating margin

Strong Cash Flow Generation 2000 2001 2002 2003 2004F* 2005F* ($ in millions) 2000 2001 2002 2003 2004F 2005F East 1.75 2.24 1.99 2.27 2.57 3.16 Free Cash Flow per share *Midpoint of management estimates.

Investment Highlights Favorable market dynamics Powerful channel position Proven track record Significant upside opportunities Strong earnings and cash flow growth

Questions and Answers

(in millions, except per share amounts) Supplementary Financial Information